UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3 The Vertical Business Suite II Bangar South No. 8 Jalan Kerinchi Kuala Lumpur, Malaysia	59200
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: + 60 1221-26512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Background

The Company filed a Definitive Information Statement on February 29, 2024 which disclosed the Removal of Directors and Officers and Appointment of New Directors as described therein and herein (“DEF 14C"). As stated in the DEF 14C, under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. The mailing occurred on March 6, 2024 and the effective date of the described actions is March 26, 2024.

Removal of Directors and Officers and Appointment of New Directors

In lieu of an annual meeting of the stockholders of the Company, and pursuant to Section 17-16-704 of the Wyoming Business Corporation Act, stockholders making up approximately 50.1% of our outstanding voting securities (totaling 17,792,663 shares of common stock, no par value) as of the record date of November 2, 2023 (the “Voting Stockholders”), by written consent to action dated December 11, 2023 (“Written Consent”), (i) removed the following individuals from the Board of Directors (“Board” or “Board of Directors”): Yeat Min Fong, Chi Yuen Leong, Yee Meng Wong, Teng Fook Fong, Chee Keong Yap, Chak Hua Yew, Boon Teong Teoh, and Chai Ping Lin and (ii) appointed as members of the Board: Koon Wai Wong, Wei Foong Lim, and Muhammad Azrul bin Abdul Hamid (“New Directors”). The New Directors were appointed for a term until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. The New Directors began serving their term on December 11, 2023  and their terms expire at our annual meeting of stockholders to be held in 2024.

On December 11, 2023, the Board appointed (i) Mr. Chee Keong Yap as an independent director, and Mr. Su-Leng Tan Lee as director with each to serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal, and (ii)  Mr. Muhammad Azrul bin Abdul Hamid and Mr. Koon Wai Wong to the Nomination and Corporate Governance Committee, with Mr. Muhammad Azrul bin Abdul Hamid serving as the Chairman of the Nomination and Corporate Governance Committee.

On January 22, 2024, the Board appointed (i) Mr. Chee Keong Yap, Mr. Koon Wai Wong, and Mr. Muhammad Azrul bin Abdul Hamid to the Audit Committee, with Mr. Chee Keong Yap serving as the Chairman of the Audit Committee and (ii) Mr. Chee Keong Yap, and Mr. Muhammad Azrul bin Abdul Hamid to the Compensation Committee, with Mr. Muhammad Azrul bin Abdul Hamid serving as the Chairman of the Compensation Committee.

Appointment of New Chief Executive Officer

On December 11, 2023, the Board appointed Mr. Su-Leng Tan Lee as the new Chief Executive Officer and Secretary, effective immediately.

New Directors; Management

Name	Age	Position
Su-Leng Tan Lee	40	Chief Executive Officer and Director
Koon Wai Wong	48	Director
Wei Foong Lim	48	Director
Muhammad Azrul bin Abdul Hamid	48	Director
Chee Keong Yap	68	Director

There are no family relationships between any of our directors or executive officers.

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To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present directors or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding relating to an alleged violation of the federal or state securities, commodities, banking or insurance laws or regulations or any settlement thereof or involvement in mail or wire fraud in connection with any business entity not subsequently reversed, suspended or vacated and (6) being subject of, or a party to, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Su-Leng Tan Lee has over 20 years of extensive experience in a variety of industries, including information systems, hospitality, investment management, construction, property development, travel, government liaison, and life sciences, primarily focused on commercialization, finance, and general management. Since August 2023, Mr. Tan has served as the Company’s Chief Operating Officer. From May 2022 to August 2023, Mr. Tan worked as the Chief Commercial Officer for Dryox Health Limited, a startup focused on repurposing drugs for unmet needs in the dermatological space, specifically anticholinergic drugs. From August 2017 to August 2023, Mr. Tan worked as the FLO Life Sciences Group’s owner and Managing Director, focusing on infectious diseases and oncology pre-clinical drug candidates and clinical research. From July 2018 to April 2019, Mr. Tan was the President of Avillion Berhad, a publicly listed travel and hospitality group with hotels, commercial property, and inbound/outbound travel services. The Company believes Mr. Tan is qualified to serve as the Company’s Chief Executive Officer and a member of the Board due to his extensive experience with biotech and pharmaceutical companies.

Koon Wai Wong obtained his Bachelor Degree in Business (Accountancy) from the Royal Melbourne Institute of Technology (RMIT) in December 1999. Mr. Wong has been a member of CPA Australia and the Malaysian Institute of Accountants since 2008. During his time spent in audit firms including RSM and Crowe Malaysia PLT, he led engagements including public listed companies’ audits, transactional services, fund raising exercises locally and cross border. After leaving Crowe Malaysia PLT and in July 2011, he joined a private company which business activities including manufacturing of sheet piles and pipe piles, rooftop and decking solutions as well as shoring solutions for construction projects, as its Group Financial Controller. Mr. Wong was responsible for overseeing the finance and accounting functions of its group of companies in Malaysia, Singapore, China, Vietnam, and Indonesia.

Mr. Wong then joined the Malaysian Institute of Accountants in October 2012 as its director overseeing professional standards & practices of the accounting profession in Malaysia.  Mr. Wong is currently employed as Chief Finance Officer of Pappajack Berhad, a public listed financial services company and has been an independent non-executive director of HLT Global Berhad since 8 January 2016, which is a publicly listed company involved in the healthcare manufacturing industry. Mr. Wong also sits on the board of Golden Plus Holdings Berhad, a public limited liability company and several private companies in Malaysia. The Company believes Mr. Wong is qualified to serve as a member of the Board due to his extensive experience with manufacturing and financial matters.

Wei Foong Lim began his career with Chemrex Sdn. Bhd., a subsidiary of the Company (“Chemrex”).  His initial responsibilities were in Sales & Marketing, driving sales and formulating strategies for the marketing of Chemrex’s products.  Subsequently, Mr. Lim joined the Financial Industry with a tenure as a Dealer Representative, handling Equity Market transactions for M&A Securities Sdn. Bhd., a licensed Capital Markets Services Company based in Kuala Lumpur, Malaysia. After his 13-year tenure with M&A Securities Sdn. Bhd., Mr. Lim returned to Chemrex as a Director, working closely in managing its daily operations, sales, marketing strategies and steering the direction of Chemrex’s merger with the Company.  Mr. Lim continues his role as Director of Chemrex and brings his considerable Sales & Marketing and Financial Markets Acumen to his role as Director of the Company. The Company believes Mr. Lim is qualified to serve as a member of the Board due to his extensive experience with the Company’s subsidiary, Chemrex.

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Muhammad Azrul bin Abdul Hamid has more than 20 years of experience as a lawyer in a range of matters at the Malaysian High Court and the Malaysian Court of Appeal involving IP claims, contractual matters, debt collection and tortious claims. Mr. Azrul also has experience in providing advisory services for the technology industry, providing advice on intellectual property protection and enforcement matters. Mr. Azrul has advised clients on the multiple facets of public policy and government engagement, including dealing with government agencies and local authorities in relation to business related issues for start-ups, small and medium enterprises, and multinational corporations. Mr. Azrul is a member of the Malaysian Eurocham IP Committee, Kuala Lumpur Bar Committee IT Committee, and Bar Council Cyberlaw Committee. He is a contributor and regular speaker for the South East Asia EU-SME IPR Helpdesk. The Company believes Mr. Hamid is qualified to serve as a member of the Board due to his extensive experience with legal matters.

Chee Keong Yap has been a Director of the Company since March 2022, serving as the Audit Committee Chairman, and is a Member of The Institute of Chartered Accountants of Scotland. In the past he was Managing Director & Executive Director at Niche Capital Emas Holdings Bhd and Chief Executive Officer & Executive Director at Bumiputra Merchant Bankers Bhd. Mr. Yap holds a Bachelor of Arts (First Class Honours) degree in Economics from the University of Leeds, United Kingdom (1978). He has auditing experience in England from 1978 to 1981. He has gained extensive financial experience gained from his career in merchant banking and brings his considerable experience to the role and as a result, the Company believes he is qualified to be a member of the Board.

None of the newly appointed directors and officer have been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between any of the newly appointed directors and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were to be selected as a director or officer.

Employment Agreement between Mr. Su-Leng Tan Lee and BioNexus

Effective as of August 15, 2023, BioNexus entered into an employment agreement with Mr. Su-Leng Tan Lee. The agreement provides for an annual base salary. Mr. Tan Lee’s employment will terminate two years from the effective date of the agreement, and such term shall be automatically extended for a one-year term thereafter at the Company’s request. The agreement further provides that either party to the agreement may terminate Mr. Tan Lee’s employment upon one month’s prior written notice. Additionally, the agreement provides that Mr. Tan Lee shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Company.

The Board and Compensation Committee of the Board will consider the determination of any prior employment agreements or compensatory arrangements for the newly appointed directors, including Mr. Tan, at a later date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: April 1, 2024	By:	/s/ Su-Leng Tan Lee
Name: Su-Leng Tan Lee Title: Chief Executive Officer

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